HI-BANCORP, INC.

                             AMENDMENT AND RESTATED

                        INCENTIVE STOCK OPTION AGREEMENT

             This Amended and Restated Incentive Stock Option Agreement made and entered into this 31st day of March, 1994, by and between First Colonial Bankshares Corporation, a Delaware corporation ("FCBC") and the undersigned optionee ("Optionee") under and pursuant to the Hi-Bancorp, Inc. Employees' Combined Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan (the "Plan").

                                   WITNESSETH:

             WHEREAS, the Stock Option Committee of the Board of Directors of Hi-Bancorp, Inc., an Illinois corporation ("Hi-Bancorp"), has heretofore granted the Optionee options (each an "Option") to purchase shares of the common stock of Hi-Bancorp, Inc. in the amount and at the purchase price set forth on Annex A hereto ("Annex A"); and

             WHEREAS, pursuant to a Conversion Agreement dated as of March 29, 1994, entered into by Hi-Bancorp and Optionee, and acknowledged and agreed to by FCBC, each Option was converted into an option ("FCBC Option") to purchase such number of shares of Class A common stock, $1.25 par value per share of FCBC ("FCBC Common") set forth on Annex A;

             NOW THEREFORE, the parties agree as follows:

             1. Pursuant to the terms of the Conversion Agreement, and based upon the consideration set forth in each of the Incentive Stock Option Agreements between Hi-Bancorp and the Optionee evidencing the Option, FCBC hereby grants to the Optionee an FCBC Option to purchase such number of shares of FCBC Common at such purchase prices per share set forth on Annex A (the "Purchase Price") upon and subject to the terms and conditions set forth herein and in the Plan. This FCBC Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This FCBC Option shall not contain Stock Appreciation Rights.

          2. Acknowledgement by Optionee. The Optionee hereby acknowledges:

                    (i) that he has had an opportunity to review a copy of the Plan;

                    (ii) that any question pertaining to the Plan, the FCBC
                         Option, or the shares of FCBC Common subject thereto have been answered by FCBC to his satisfaction;

                    (iii) that he understands that the Plan is incorporated
                          herein by reference and is made a part of this Agreement as if fully set forth; and

                    (iv) that the Plan shall control in the event there is
                         any conflict between the Plan and this Agreement, and on such matters as are not contained in this Agreement.

          3.   Time of Exercise

               a. Subject to the provisions of this Section 3 set forth below, each FCBC Option may be exercised, in whole or in part, and the shares of FCBC Common subject thereto may first be purchased by the Optionee in accordance with the provisions of Section 4 below, on and after April 1, 1994. Except as otherwise provided in subparagraph (b) below, the FCBC Option may not be exercised after the earliest to occur of the following dates: (i) the expiration date of the FCBC Option set forth on Annex A, (ii) the date which is three (3) months after the Optionee's death, (iii) the date which is three (3) months after the Optionee's employment with FCBC (or its Subsidiaries) has terminated either due to his retirement or for any other reason if FCBC consents (or twelve (12) months if the Optionee's employment terminates as a result of his becoming disabled), or (iv) the date that the Optionee's employment with FCBC (or its Subsidiaries) terminates for any other reason.

               b. In the event that the Optionee dies within three (3) months after his employment with FCBC (or its Subsidiaries) terminates due to retirement or for any other reason with the consent of FCBC (or within twelve (12) months if the Optionee's employment terminates as a result of his becoming disabled), the FCBC Option may be exercised and the shares of FCBC Common subject thereto may be purchased until the earlier to occur of the following dates: (i) the expiration date of the FCBC Option set forth on Annex A, or (ii) the date which is three (3) months after the Optionee's death.

          4.   Manner of Exercise.

               a. The FCBC Option may be exercised only by the delivery of a written notice in person, or sent by registered or certified mail, return receipt requested, postage prepaid, to FCBC at its principal offices at 30 North Michigan Avenue, Chicago, Illinois 60602, Attn:
   Corporate Secretary. Each such notice of exercise shall state the FCBC Option being exercised, the number of shares of FCBC Common with respect to which the FCBC Option is being exercised and either shall be signed by the Optionee or, in the event that the FCBC Option is being exercised by the legal representative of the Optionee or of his estate, shall be signed by such legal representative and shall be accompanied by a copy of the Optionee's death certificate and such other proof, satisfactory to counsel for FCBC, of the right of such person to exercise the FCBC option.
   Notices sent by registered or certified mail shall be effective only when received by FCBC.

               b. Each such notice shall be accompanied by (i) the original executed copy of this Incentive Stock Option Agreement; (ii) payment of the full aggregate Purchase Price of the shares of FCBC Common purchased; and (iii) such other documents or instruments as FCBC may require to comply with then current federal or state income tax or securities laws. No shares of FCBC Common shall be issued in connection with an exercise of the FCBC Option until payment for such shares has been made.

          5. Delivery of Certificates. FCBC shall not be required to issue or deliver any certificate for shares of FCBC Common upon the exercise of the FCBC Option prior to compliance by FCBC with any requirements of then current federal or state securities laws or of any stock exchange on which the shares of FCBC Common may at that time be listed. The Optionee (or the legal representative of the Optionee or his estate) shall have no interest in the shares of FCBC Common purchased hereunder unless and until certificates for such shares are issued to him.

          6. Anti-Dilution Adjustment. In the event that the number of outstanding shares of FCBC Common shall be changed by reason of split-ups or combinations of shares or recapitalizations or by reason of stock dividends, the number of (i) shares of FCBC Common subject to the FCBC Option, and (ii) the Purchase Price per share of FCBC Common shall be appropriately adjusted, as determined by FCBC, to give proper effect to such changes.

          7. Options are Non-Transferable. This FCBC Option may not be assigned, transferred, pledged, or hypothecated in any way, whether by operation of law or otherwise (except for the laws of descent and distribution). This FCBC Option may be exercised only by the Optionee (or in the event of his incompetency by his legal representative) during his lifetime and, after his death, may be exercised only by his legal representative.

          8. No Guarantee of Employment. Nothing in this Agreement shall be deemed or construed in any manner to constitute a contract of employment between FCBC and the Optionee, nor affect the right of FCBC to terminate the employment of the Optionee.

          9. Tax Information. In the event that the shares of FCBC Common acquired by the Optionee upon the exercise of the FCBC Option are sold or otherwise disposed of by the Optionee within one year from the transfer of the shares of FCBC Common to him, the Optionee agrees and undertakes to furnish promptly and in writing to FCBC, the date of such sale or other disposition.

          10.  Miscellaneous.

               a. This FCBC Option may not be exercised with respect to a fraction of any share of FCBC Common.

               b. Except where the context otherwise requires, all capitalized terms which are not defined herein shall have the same meaning set forth in the Plan.

               c. Anything to the contrary notwithstanding, the provisions of the Plan shall be incorporated herein and made a part hereof and shall govern and control to the extent of any inconsistency between the Plan and this Agreement and on such matters as are not contained in this Agreement.

               d. This Incentive Stock Option Agreement amends and restates each Incentive Stock Option Agreement evidencing the Options set forth on Annex A hereto and contains all of the undertakings and understandings between FCBC and the Optionee regarding the subject matter of this FCBC Option. No oral or unwritten undertaking or understandings exist with regard to this FCBC Option and if claimed or believed by any person to exist shall be disregarded and shall not be relied upon for any purpose. No modification or amendment of any of the terms of this FCBC Option shall be valid if not made in writing and no such writing shall be binding on FCBC if not signed by its President or one of its Vice Presidents.

               e. This FCBC Option shall be governed by and construed in accordance with the laws of the State of Illinois.

          IN WITNESS WHEREOF, FCBC has caused this Incentive Stock Option Agreement to be executed by its duly authorized corporate officer, and the Optionee has hereunto set his hand and seal, all as of the date and year first above written.

                              FIRST COLONIAL BANKSHARES
                              CORPORATION


                              By: ____________________________________

                              Its: ___________________________________



                              OPTIONEE:


                              ________________________________________

   Annex A to Hi-Bancorp, Inc. Conversion Agreement and
   Amended and Restated Incentive Stock Option Agreement


                                 GRANTEE SUMMARY

                       Schedule of Incentive Stock Options
                            Covered by the Agreement


   Optionee:   ______________________________

                              Exercise                 Exercise
                 HBI Shares    Price        FCBC        Price     Expiration
    Option No.       #         ($/sh)    Common (#)     ($/sh)       Date